UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2011
Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)
(210) 312-4000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Wittington America, Ltd. (“Wittington”), an affiliate of Graham Weston, Chairman of Rackspace Hosting, Inc. ("Rackspace"), has entered into a written stock selling plan for asset diversification purposes in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Rackspace's insider trading policy. Pursuant to the trading plan, Wittington will liquidate up to 400,000 shares in Rackspace, which represents approximately 2.0% of Mr. Weston's current beneficial holdings in Rackspace. Selling according to the trading plan is expected to commence on the first day of Rackspace's next open window, currently scheduled to open again in early to mid May 2011 and will terminate upon the earlier of (i) the sale of all 400,000 shares and (ii) February 28, 2012.
In addition, Bruce Knooihuizen, Chief Financial Officer; Jim Lewandowski, Senior Vice President and Co-Manager, Hybrid; Pat Matthews, Senior Vice President, Cloud; Lew Moorman, President, Cloud and Chief Strategy Officer (along with his affiliates); and Palmer Moe, a director of Rackspace, have entered into written stock selling plans for asset diversification purposes in accordance with Rule 10b5-1 and Rackspace's insider trading policy. These trading plans were entered into during Rackspace's open window in March 2011, are expected to commence trading no earlier than the first day of Rackspace's next open window and will continue to be in effect for no less than one year from the date they were executed, unless sooner terminated pursuant to the terms of the specified plan or Rackspace's insider trading policy.
Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information and allows the insiders to trade in accordance with their trading plans, regardless of any subsequent material non-public information they receive. These trading plans allow insiders to diversify their holdings and to minimize the stock market impact of sales by spreading the sales out over time. Messrs. Weston, Knooihuizen, Lewandowski, Matthews, Moorman and Moe will all report transactions made pursuant to their plans to the Securities and Exchange Commission as required pursuant to Rule 16(b) of the Exchange Act. Except as required by law, Rackspace does not undertake to report Rule 10b5-1 trading plans by other Rackspace officers or directors or to report modifications, transactions or other activities under Rule 10b5-1 trading plans or the similar plans of any other officer or director.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: March 23, 2011	By:	/s/ Bruce R. Knooihuizen
Bruce R. Knooihuizen
Chief Financial Officer, Senior Vice President, and Treasurer

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